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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
OptiCare Health Systems, Inc.

We consent to the incorporation by reference in OptiCare Health Systems, Inc.'s Registration Statement No. 333-34628 on Form S-8 of our report dated April 22, 2003 relating to the financial statements of Wise Optical Vision Group, Inc. appearing in the Current Report on Form 8-K/A Amendment No.1 of OptiCare Health Systems, Inc. dated April 23, 2003.


/s/ Deloitte & Touche LLP

Stamford, Connecticut
April 22, 2003